SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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     Date of Report (Date of earliest event reported): December 16, 1997

                          Clearview Cinema Group, Inc.
               (Exact name of registrant as specified in charter)


       Delaware                001-13187               22-3338356
    (State or other         (Commission file         (IRS employer
    jurisdiction of             number)           identification no.)
    incorporation)


7 Waverly Place                                            07940
Madison, New Jersey                                     (Zip code)
(Address of principal executive
offices)



Registrant's telephone number,
including area code:  (973) 377-4646


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Item 4.   Changes in Registrant's Certifying Accountant.

          On December 16, 1997, the Board of Directors of Clearview Cinema Group, Inc. (the "Company") approved the recommendation by the Audit Committee of the Board of Directors to (i) engage the firm of Price Warehouse LLP as the Company's principal independent accountant and (ii) dismiss Wiss & Company LLP ("WISS & Company") as such principal accountant.

          The Board of Directors retained Wiss & Company to act as the Company's principal independent accountant in October 1996, after dismissing the firm of Dorfman, Abrams, Music & Co. as such principal accountant. The report prepared by Wiss & Company for the fiscal year ended December 31, 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

          During the fiscal year ended December 31, 1996 and the subsequent interim period through December 16, 1997, (i) the Company had no disagreements with Wiss & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference to the subject matter of such disagreement in connection with its reports, and (ii) Wiss & Company has not advised the registrant of any reportable events as defined in subparagraphs (B)(1) through (3) of Regulation S-B Item 304(a)(1)(iv). A letter from Wiss & Company is attached hereto as
Exhibit 16.01.

Item 7.   Financial Statements and Exhibits.

          (c)   Exhibits.

                16.01   Letter regarding change in certifying accountants.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CLEARVIEW CINEMA GROUP, INC.


                                       By: /s/ A. Dale Mayo
                                           ---------------------------
                                           A. Dale Mayo


                                       Title: Chairman of the Board,
                                              President and Chief
                                              Executive Officer

Date:  December 22, 1997


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




Exhibit Index

                                                                     Sequential
 Exhibit No.                       Document                          Page No.
 -----------                       --------                          ----------

    16.01     Letter regarding change in certifying accountants.



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